                                                                Exhibit 10.3.2

                            BUSINESS LOAN AGREEMENT
                                    BETWEEN
                             COLORADO NATIONAL BANK
                                      AND
                               SPORT-HALEY, INC.

        The undersigned, jointly and severally if more than one (herein called "Borrower"), hereby warrants, covenants and agrees with COLORADO NATIONAL BANK (herein called "Bank"), as follows:

1. BORROWING. In consideration of the mutual promises herein contained and in reliance upon the representations and warranties herein subject to the terms and conditions hereof, Bank does hereby commit or loan to Borrower, and Borrower acknowledges the following described indebtedness to Bank currently outstanding or which may be hereafter advanced:

        $10,000,000 Revolving Line of Credit

2. REPAYMENT: Borrower promises and agrees to repay the Loan and all other Indebtedness (as hereinafter defined) of Borrower to Bank with interest in accordance with the terms and conditions of the promissory note or notes (herein called the "Note") executed by Borrower herewith and any extensions or renewals thereof, it being agreed that all Indebtedness not evidenced by such Note shall be payable by Borrower to Bank upon demand.

3. COLLATERAL. As collateral for the Indebtedness to Bank, the Borrower grants to the Bank a security interest in the following:

        All Accounts now due or hereafter to become due, all Inventory and Raw Materials now owned or hereafter acquired, all equipment now owned or hereafter acquired, all General Intangibles now owned or hereafter acquired.

4. ADVANCE FORMULA. Provided there exists no event of default hereunder, Bank shall make advances under the Revolving Line of Credit which shall not exceed in aggregate the face amount of the promissory note representing the Line.

5. AFFIRMATIVE COVENANTS. So long as any part of the Indebtedness to Bank remains unpaid, Borrower will:
        (a) Keep all of its assets insured against loss or damage by fire, explosion and other such risks ordinarily insured against by other owners or users of property in similar businesses, for the full insurable value thereof, by policies of insurance in such form and with such companies as may be satisfactory to Bank, naming Bank and the Borrower, as their respective interests may appear, with the loss payable to Bank on all insurance policies covering collateral. Certified copies of all such insurance policies shall be delivered to Bank upon demand.
        (b) Maintain, preserve and keep its plants and properties and every part thereof in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto, so that at all times the efficiency thereof shall be fully preserved and maintained.
        (c) Carry on and conduct its business in substantially the same manner and in substantially the same fields as such business is now and has heretofore been carried on, and maintain its legal existence and comply with all valid and applicable statutes, rules and regulations.
        (d) Maintain a system of bookkeeping and accounting satisfactory to Bank.
        (e) Maintain executive management acceptable to the Bank and give notice to the Bank of any changes thereof.
        (f) Furnish Bank, within 45 days after the end of each quarter period, for that period and fiscal year to date, a balance sheet and statement of income and expenses in a format acceptable to Bank and Borrower's 10-Q Report. Also furnish Bank within 120 days after Borrower's fiscal year end, a complete financial statement prepared by a CPA on an audited basis and Borrower's 10-K Report.

        (g) For loans secured with accounts receivable and inventory, furnish Bank a detailed accounts receivable aging within 45 days of the prior quarterly period.

        (h) Furnish a certification within 45 days of the end of each quarter that there exists no event of default or other action, condition, or event with which the giving of notice or lapse of time or both would constitute an event of default hereunder and if such condition does exist stating the nature thereof and what action is being taken to correct such condition.

        (i) Furnish to Bank such other information as Bank may request, and allow Bank, by or through its officers, agents, attorneys or accountants, to examine and inspect the books and records of the Borrower and to make abstracts and copies thereof and to visit and inspect any of the property of the Borrower at no cost to the Borrower.

        (j) File all Federal, State and other tax and similar returns and has paid, or provided for the payment of, all taxes and assessments due thereunder through the current date, including all withholding, FICA, franchise and other taxes and will continue to file and pay, or provide for the payment of, such returns and taxes before any penalties are imposed, except where the validity of any tax is being diligently contested in good faith. Borrower's Federal income tax returns have been accepted as filed by the Internal Revenue Service and there are no unpaid deficiency assessments for any taxes payable now or for any prior years.

6.      ENVIRONMENTAL PROVISIONS.

        (a) The Borrower shall carry on the business and operations at the property to comply in all respects, and will remain in compliance, with all applicable Federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including, without limitation, (i) laws or regulations relating to releases, discharges, emissions or disposals to air, water, land or groundwater, (ii) to the withdrawal or use of groundwater, (iii) to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, (iv) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of the Site and Facility or the property adjacent to or surrounding the Site, (v) to the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substance, (vi) to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

        (b) Bank's obligation to advance funds on any line of credit or other open ended credit arrangement will terminate upon the occurrence of a breach of any provision of this Section. Borrower agrees to indemnify and hold harmless Bank, its assigns, successors, and grantees against any and all claims and losses resulting from a breach of this Section and Borrower will pay or reimburse Bank for all costs and expenses for expert opinions or investigations required or requested by Bank in Bank's sole discretion, to insure compliance with this Section. This obligation to indemnify shall survive the payment of the indebtedness of Borrower to Bank.

7. EVENTS OF DEFAULT. Upon the occurrence of any of the following events, Bank may, at its option and without notice of any kind whatsoever, suspend or terminate future advances on any line of credit to Borrower and/or declare the principal of and interest on any Note of Borrower and all Indebtedness of Borrower then remaining unpaid to be immediately due and payable, all without demand, presentment or other notice of any kind, which are hereby expressly waived:

        (a) Non-payment of any principal or interest on its Indebtedness to Bank or liability to others when and as the same shall have come due and payable, whether at maturity, by acceleration or otherwise.

        (b) Failure to promptly perform and observe the covenants, terms, and conditions hereof, in the application relative hereto, or of any agreement or writing executed in connection with herewith or if any statement, warranty or representation made herein, or in any agreement, application, or writing made or executed and delivered to Bank in connection herewith is or proves to be untrue or misleading in any material respect.

        (c) Borrower's adjudication as a bankrupt, or if it makes any general assignment for the benefit of creditors, or the institution by or against it of any type of insolvency proceeding or of any proceeding for the liquidation or winding up of its affairs, or the appointment of a receiver or trustee for Borrower or for any of its assets, or the approval of a properly filed petition for its reorganization under the Bankruptcy Act or other similar act, or the filing of any petition by Borrower for an arrangement under Chapter XI of the Bankruptcy Act or other similar act.
     (d) Termination or dissolution of Borrower.
     (e) If the Bank in good faith believes that the prospect of prompt payment of Indebtedness in full as and when due or the full performance of Borrower's obligations by Borrower is impaired.
     (f) Termination or resignation of Robert G. Tomlinson as Chief Executive Officer of Borrower.
     (g) Resignation or removal of three or more of the Borrower's current Board of Directors.
     (h) Any person, entity or group of persons acting together (not including the current principal shareholder(s) of Borrower) acquires a sufficient number of the shares of Borrower's voting common stock to enable such acquiring person, entity or group to elect a majority of Borrower's Board of Directors.
     (i) Borrower permits its Tangible Net Worth to fall below $20,000,000 (twenty million dollars) at any time.

8.   CURE PERIOD.
     (a) Borrower shall have five (5) days from the date of an occurrence of an event of default under Subsection 8(a) above to cure such default. Borrower shall have twenty days from the date of the giving of notice by Bank to Borrower of any other event of default (non-payment defaults) set forth in
     Section 8 above to cure such default(s).

9.   MISCELLANEOUS.
     (a) As used herein "Indebtedness" means and includes: (i) all indebtedness and liabilities of whatsoever kind, nature or description owned to Bank by Borrower, whether direct or indirect, absolute or contingent, due or to become due, whether now existing or acquired, whether joint, joint and several, or several, and (ii) all costs and expenses incurred by Bank in the protection, preservation, enforcement and collection of any of the foregoing, including, without limitation, attorney's fees.
     (b) In all cases where the context and construction so required, all words used in the singular shall be deemed to have been used in the plural, and words in the plural shall be deemed to have been used in the singular, and words phrased in one gender shall include all genders.
     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and assigns.
     (d) The laws of the State of Colorado shall govern this Agreement and all rights and obligations hereunder, including matters of construction, validity and performance.
     (e) No course of dealing on the part of the Bank, its officers or employees, nor any failure or delay by Bank with respect to the exercise of any right, power or privilege by Bank under this loan agreement shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder. No waiver or default shall be effective unless in writing, signed by an officer of the Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this loan agreement shall operate as a waiver of any other default or right or of the same default or right on a future occasion.
     (f) In the event of a conflict between any term or condition of this Agreement and the term or condition of the promissory note, security documents or any other loan documents executed in connection herewith the terms and conditions of this Agreement shall control to the extent of any such conflict.

Signed and sealed by Borrower this 25th day of October, 1996.

SPORT-HALEY, INC.
4600 East 48th Avenue
Denver, CO 80216

BY: /s/ Robert G. Tomlinson
        ---------------------------------------------
        Robert G. Tomlinson, Chairman of the Board and
        Chief Executive Officer

COLORADO NATIONAL BANK
918 Seventeenth Street
Denver, Colorado 80202

BY: /s/ Robert M. Swartz
        ---------------------------------------------
        Robert M. Swartz, Vice President

[LOGO]                    PROMISSORY NOTE

(Single/Multiple Advance - Single Pay/Demand/Installment -                                  FOR BANK USE ONLY
Commercial/Construction/Agricultural)

OCTOBER 23, 1996                     DENVER, CO
---------------------                -------------------------------                Initial Rate: ________________________
    Note Date                         City, State where Bank located
                                                                                    Scheduled Maturity: __________________
For value received, the undersigned (if more than one, jointly and
severally, the "Borrower") promises to pay to the order of                          Note No.: ____________________________
COLORADO NATIONAL BANK (The "Bank"), its successors and assigns, at the
Bank's office at 918 17TH STREET, DENVER, CO  80202, or at any other                This Note renews/replaces Note
place designated in writing by the Bank or any subsequent holder hereof             No. __________________________________
(the "Holder"), in lawful money of the United States of America, the
principal sum of TEN MILLION AND NO/100 Dollars ($10,000,000.00) or so              Dated: _______________________________
much thereof as has been advanced and remains outstanding hereunder on
the Maturity Date, as shown by the Holder's books and records, together             Officer Approval: ____________________
with interest at a rate described below (calculated on the basis of actual days elapsed and a 360 day year) on the unpaid principal hereof, from time to time outstanding, from the date hereof until this Promissory Note ("Note") is fully paid, as follows:

A. INTEREST RATE:

/  /  A fixed annual rate of ____________________%.

/XX/ A variable annual rate equal to the Reference Rate minus -0.50% (The term "Reference Rate" means the rate determined and announced from time to time as COLORADO NATIONAL BANK's Reference Rate. The Bank may lend to its customers at rates that are at, above, or below the Reference Rate).

/  /  A variable annual rate equal to the Prime Rate _________________________
      ________________(The term "Prime Rate" means the highest rate published from time to time in the Wall Street Journal as the Prime Rate. If a range of rates is so published, the Holder may choose any rate within the range.).

/  /  Other __________________________________________________________________
      ________________________________________________________________________

If the index used to compute a variable rate ceases to be available, the Holder may choose a comparable successor index.

If this Note bears interest at a variable rate, the annual rate of interest hereon shall never exceed the highest rate permitted by applicable law; and the rate of interest shall be determined initially as of the date hereof and thereafter shall be adjusted when and as the index changes.

B. PAYMENTS:

/ / Principal and interest shall be paid in a single payment on __________________________________________("Maturity Date").

/XX/ Principal shall be paid in a single payment: / / on demand or /X/ on 10/31/97 ("Maturity Date"); interest shall be paid /X/ monthly or / / quarterly or / / _____________________ commencing on 11/30/96, and continuing on the same day of each successive month/quarter/ MONTH (as applicable) thereafter with a final payment of all unpaid interest at the time of payment of the principal.

/  /  Principal shall be paid in _____________________________(____________)
      equal / / monthly, / / quarterly, / / semi-annual or / / annual installments of $_________________________________ each, commencing on
      _________________________________, and continuing on the same day of each successive month/quarter/six months/year (as applicable) thereafter, with a final payment of all unpaid principal on ______________________________ ("Maturity Date"); interest shall be paid / / monthly or / / quarterly or / / ______________________ commencing on _____________________________, and continuing on the same day of each successive month/quarter/ ________ ________________ (as applicable) thereafter until the final payment of all unpaid principal is received.

/  /  Principal and interest shall be paid in _________________(_____________)
      equal / / monthly, / / quarterly, / / semi-annual, or / / annual installments of $___________________________________ each, commencing on
      ___________________, and continuing on the same day of each successive month/quarter/six months/year (as applicable) thereafter with a final payment of all unpaid principal and interest on ___________________ ("Maturity Date").

The Bank may charge the Borrower's Account No. ________________________________ maintained with the Bank for payment of / / interest only, or / / principal and interest due under this Note.

All principal and interest due but not paid on the Maturity date shall bear interest at a rate of interest five percent (5%) per annum in excess of the rate otherwise applicable to this Note on the Maturity Date, unless applicable law limits the rate of interest which may be charged after the Maturity Date, in which event unpaid principal shall bear interest after the Maturity Date at the rate in effect on the Maturity Date.

C. MISCELLANEOUS:

/XX/ To the extent the Bank has agreed in a separate written agreement, amounts repaid may be readvanced to the Borrower and be evidenced by this Note.

/XX/  This Note is secured.                /  /  This Note is guaranteed.

The Bank has no obligation to renew, modify or extend this Note.

Purpose:

/  /  This Note evidences a construction loan in accordance with C.R.S.
      4-9-313(1)(c).

/XX/  Other WORKING CAPITAL, TO ALLOW ISSUANCE OF LETTERS OF CREDIT.

OTHER TERMS:

/XX/ This Note is delivered in connection with a certain written agreement dated OCTOBER 23, 1996.

/XX/  S/A AND F/S ON ACCOUNTS, INVENTORY, EQUIPMENT, AND GENERAL INTANGIBLES.



JURY TRIAL WAIVER. THE BANK AND THE BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS NOTE, THE DEBT EVIDENCED HEREBY, ANY COLLATERAL PROPERTY SECURING SUCH DEBT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THIS NOTE OR SUCH DEBT.

        THIS NOTE IS SUBJECT TO THE ADDITIONAL PROVISIONS SET FORTH
                         ON THE SECOND PAGE HEREOF.

SPORT-HALEY, INC.
--------------------------------------------------------     -----------------------------------------------------------

x /s/ ROBERT G. TOMLINSON    (its) CHAIRMAN OF THE BOARD     x                            (its)
--------------------------------------------------------     -----------------------------------------------------------


--------------------------------------------------------     -----------------------------------------------------------

x                            (its)                           x                            (its)
--------------------------------------------------------     -----------------------------------------------------------

Address      4600 EAST 48TH AVENUE
of Borrower  DENVER, CO 80216


CNB 10/4/94

                        ADDITIONAL PROVISIONS

Prepayment
----------

         So long as the Note bears interest at a variable rate, it may be prepaid in whole or in part at any time. Unless otherwise agreed to in writing by the Holder, any prepayment shall be applied first to unpaid accrued interest with the remainder applied to reduction of principal, and, if principal is payable in installments, shall be applied to principal in the inverse order of maturities. If the demand feature of this Note does not apply and this Note bears interest at a rate that is fixed or based upon multiple fixed rate advances, this Note or any fixed rate advance hereunder may only be prepaid with the prior written consent of the Holder. The Holder may impose a prepayment charge as a condition for granting such consent.

Holidays
--------

         Any extension of time for the payment of the principal of this Note resulting from the Maturity Date falling on a Saturday, Sunday or legal holiday shall be included in the computation of interest.

Default
-------

         If payments of principal or interest hereon are not paid when due; or if any other indebtedness of the Borrower, or of any guarantor, endorser or surety hereof (an "Accommodator"), to the Holder is not paid when due; or if a garnishment summons or a writ of attachment or levy is issued against or severed upon the Holder for the attachment of any property of the Borrower or an Accommodator in the Holder's possession or any indebtedness owing by the Holder to the Borrower or an Accommodator; or if the Borrower or an Accommodator shall submit to the Holder any credit application or financial statement containing information which shall prove to be incorrect in any material respect when submitted; or if the Borrower or an Accommodator shall fail to provide annual financial statements upon request; or if the Borrower shall fail to pay when due any indebtedness the Borrower may owe to other for money borrowed; or if the Borrower or an Accommodator shall violate any terms of any mortgage, security agreement or guaranty securing this Note, including any "due on sale" clause, or of any other agreement relating to this Note; or if the Holder shall at any time in good faith believe that the prospect of due and punctual payment of this Note is impaired, then, in any such event, the Holder may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall be immediately due and payable, together with all unpaid interest accrued hereon, without notice or demand; provided, however, that if this Note is payable upon demand, nothing herein contained shall preclude or limit the Holder from demanding payment of this Note at any time and for any reason, without prior notice.

         This Note shall also become automatically due and payable (together with unpaid interest accrued hereon) without notice or demand should the Borrower or any Accommodator die (if an individual), or should a petition be filed by or against the Borrower or any Accommodator under the United States Bankruptcy Code or any other law relating to insolvency, reorganization, receivership or relief of debtors.

Cost, Setoff
------------

         If this Note is not paid on the Maturity Date or any event occurs that would entitle the Holder to declare this Note to be immediately due and payable, the Borrower and each Accommodator agree to pay all costs of collection, including reasonable attorney fees, where not prohibited by state law. Any sums credited by or due from the Holder to the Borrower or any Accommodator and any other property of any Borrower or any Accommodator in the Holder's possession may at all time be held and treated as collateral security for the payment hereof. The Holder shall have the right to setoff the indebtedness evidenced by this Note against any indebtedness of the Holder to the Borrower or to an Accommodator.

Waivers
-------

         The Holder may at any time renew or modify this Note, extend its Maturity Date for any period, accept partial payments, or release or substitute any security for or any party to (including any other Accommodator) this Note, all without notice to or consent of and without releasing any Accommodator, or affecting their liability to the Holder. Each Accommodator waives any and all defenses that may be available to a surety, and any right to require the Holder to proceed against any security for this Note prior to proceeding under this Note against any Accommodator or the Borrower, except as said rights may otherwise be set forth in separate instruments between Bank and any Accommodator.

         Presentment or other demand for payment, protest, notice of dishonor and notice of protest are hereby waived by the Borrower and each Accommodator.


Miscellaneous
-------------

         The Borrower and each Accommodator agree that each provision, for which the box immediately preceding such provision is checked, is part of this Note and those provisions for which the relevant box is not checked are not a part of this Note.

         This Note shall be governed by the substantive laws of the state Colorado, except insofar as the Bank may rely on the laws of the United States to justify the interest rate charged hereunder.

         The unenforceability of any provision of this Note shall not effect the enforceability or validity of any other provision hereof.